Exhibit 99.1

Press Release

Contact:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Announces Q3 FY2020 Results
Verint also Announces Plan to Separate into Two Independent Public Companies, Strategic Investment from Apax Funds, New Share Buyback Program and Two New Directors

MELVILLE, N.Y., December 4, 2019 - Verint® Systems Inc. (NASDAQ: VRNT), a global Actionable Intelligence® leader, today announced results for the three and nine months ended October 31, 2019 (FY2020). Revenue for the three months ended October 31, 2019 was $325 million on a GAAP basis and $331 million on a non-GAAP basis. Diluted EPS for the three months ended October 31, 2019 was $0.17 on a GAAP basis and $0.94 on a non-GAAP basis. Revenue for the nine months ended October 31, 2019 was $964 million on a GAAP basis and $987 million on a non-GAAP basis. Diluted EPS for the nine months ended October 31, 2019 was $0.35 on a GAAP basis and $2.48 on a non-GAAP basis.

“We are pleased with our third quarter performance and the successful execution of our strategic plan. In Customer Engagement, we experienced strong cloud momentum evidenced by strong cloud revenue growth and strong new SaaS bookings growth. In Cyber Intelligence, our transition to a software model is ahead of this year's plan with strong gross margin expansion. We believe our strong operational execution coupled with the strategic initiatives discussed below will position both businesses to continue to prosper and drive shareholder value long-term,” said Dan Bodner, CEO of Verint.

Strategic Initiatives
Today, we also announced a plan to separate Verint into two independent public companies shortly after the end of Verint’s next fiscal year ending January 31, 2021. In connection with the separation, we entered into a minority investment agreement with funds advised by Apax partners. In addition, we also announced a $300 million share buyback program over the period ending on February 1, 2021 (on or shortly before the planned business separation). For more information regarding these announcements please see Verint’s Press Release titled “Verint Announces Plan to Separate into Two Independent Publicly Traded Companies” also issued today.

New Directors with Cloud Experience
Verint is also announcing the appointment of two new members of our Board of Directors. First, Mr. Andrew Miller was elected to the Verint Board bringing over 20 years of software experience. Mr. Miller is also serving on Verint’s Audit Committee. Most recently, Mr. Miller was Executive Vice President and Chief Financial Officer of PTC Inc., where he successfully led PTC's transition from a perpetual license business model to a subscription business model. Prior to PTC, Mr. Miller was an executive with enterprise software companies, including Cadence and Autodesk.

Also joining the Board is Mr. Jason Wright, a partner at Apax Partners. Mr. Wright will join the Verint Board upon closing of the first tranche of the Apax investment (expected during our first quarter ending April 30, 2020). Mr. Wright leads Apax’s technology investment practice and has significant experience in carve-outs and cloud transitions. Apax has significant experience in the software sector, including through previous investments in TriZetto, Plex Systems, RealPage, Sophos, Epicor and Exact Software.

Customer Engagement Highlights
Bodner continued, “In the third quarter, we experienced more than a 60% increase in cloud revenue and more than a 100% increase in new SaaS ACV bookings, reflecting our Customer Engagement cloud leadership. Our cloud software is designed for both SMB and enterprise customers and our cloud deployment models are flexible and address the specific cloud journeys of our customers. We are seeing more and more large enterprises embrace cloud and had 23 cloud contracts with a TCV of more than $1 million year-to-date compared to eight cloud contracts in the same period in the prior year.”

Customer Engagement	Three Months Ended October 31, 2019		Nine Months Ended October 31, 2019
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue	$218 million	$224 million	$636 million	$658 million
y-o-y change	+10.4%	+11.3%	+8.8%	+10.9%
Estimated Fully Allocated Gross Margin	65.8%	70.1%	64.5%	69.0%
y-o-y change	+30bps	+110bps	-40bps	+70bps
Estimated Fully Allocated Operating Income	$26 million	$62 million	$49 million	$162 million
y-o-y change	+3.4%	+16.0%	-22.6%	+11.5%

Below is our non-GAAP outlook for our Customer Engagement segment:

•	For fiscal 2020, we expect non-GAAP revenue of $900 million, reflecting 11% year-over-year growth.

•
For fiscal 2021, in addition to initial non-GAAP revenue guidance, we are introducing a new operational metric - new perpetual license equivalent bookings - which management uses to measure the software growth of our business irrespective to customers’ choice of perpetual or SaaS in a given period. For fiscal 2021, we expect a 10% increase in new perpetual license equivalent bookings and a 7% increase in non-GAAP revenue. We believe both metrics are useful for investors to better understand the growth dynamics in our business.

Cyber Intelligence Segment
Bodner added, “In the third quarter, we continued to see a reduction in low margin hardware and services revenue resulting from our transition to a software model. We believe customers benefit from having our software, easier to implement and more rapidly refreshed. Verint benefits from further competitive differentiation and margin expansion.”

Cyber Intelligence	Three Months Ended October 31, 2019		Nine Months Ended October 31, 2019
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenue	$107 million	$107 million	$328 million	$328 million
y-o-y change	+0.4%	+0.4%	+4.2%	+4.2%
Estimated Fully Allocated Gross Margin	63.7%	64.7%	64.0%	65.2%
y-o-y change	+410bps	+360bps	+630bps	+530bps
Estimated Fully Allocated Operating Income	$3 million	$12 million	$11 million	$40 million
y-o-y change	-58.4%	-21.6%	+41.4%	+21.6%

Below is our non-GAAP outlook for our Cyber Intelligence segment:

•	For fiscal 2020, we now expect non-GAAP estimated fully allocated gross profit growth of more than 10% on non-GAAP revenue of $460 million.

•
For fiscal 2021, our initial outlook is for another year of 10% non-GAAP estimated fully allocated gross profit growth and 7% non-GAAP revenue growth as we continue to execute our software model and we expect continued gross margin expansion.

Non-GAAP Outlook for FY2020 and FY2021

•	Our non-GAAP outlook for revenue and EPS for the year ending January 31, 2020 is as follows:

•	Revenue: $1.360 billion with a range of +/- 2%

•	Reflects 9.2% year-over-year growth

•	EPS: $3.65 at the midpoint of our revenue guidance

•	Reflects 14% year-over-year growth

•	Our initial non-GAAP outlook for revenue and EPS for the year ending January 31, 2021 is as follows:

•	Revenue Growth: Approximately 7%

•	EPS: Approximately $4.00

•	Reflects 10% year-over-year growth

Our non-GAAP outlook for the year ending January 31, 2020 excludes the following GAAP measures which we are able to quantify with reasonable certainty:

•	Amortization of intangible assets of approximately $55 million, less than $3 million of which is included within cost of revenue for our Cyber Intelligence segment.

•	Amortization of discount on convertible notes of approximately $12 million.

Our non-GAAP outlook for the year ending January 31, 2020 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•	Revenue adjustments are expected to be between approximately $26 million and $28 million, all but a negligible amount of which are included in our Customer Engagement segment.

•
Stock-based compensation is expected to be between approximately $74 million and $77 million, assuming market prices for our common stock approximately consistent with current levels, less than 5% of which is included within cost of revenue for our Cyber Intelligence segment.

Our initial non-GAAP outlook for the year ending January 31, 2021 excludes the following GAAP measures which we are able to quantify with reasonable certainty:

•	Amortization of intangible assets of approximately $49 million, less than $1 million of which is included within cost of revenue for our Cyber Intelligence segment.

•	Amortization of discount on convertible notes of approximately $13 million.

Our initial non-GAAP outlook for the year ending January 31, 2021 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•	Revenue adjustments are expected to be between approximately $9 million and $11 million, all of which are included in our Customer Engagement segment.

•
Stock-based compensation is expected to be between approximately $78 million and $82 million, assuming market prices for our common stock approximately consistent with current levels, less than 5% of which is included within cost of revenue for our Cyber Intelligence segment.

Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, expenses to separate Verint into two independent public companies (as discussed above), and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three and nine months ended October 31, 2019 and 2018 for the GAAP measures excluded from our non-GAAP outlook appear in Tables 2 and 3 to this press release.

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three and nine months ended October 31, 2019 and outlook. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (international) and the passcode is 5793728. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures and Operating Metrics" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization and cyber intelligence. Today, over 10,000 organizations in more than 180 countries—including over 85 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological advances and challenges and evolving industry standards; to adapt to changing market potential from area to area within our markets; and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets, including with respect to maintaining revenues, margins, and sufficient levels of investment in our business and operations; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, reputational considerations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to properly manage investments in our business and operations, execute on growth initiatives, and enhance our existing operations and infrastructure, including the proper prioritization and allocation of limited financial and other resources; risks associated with our ability to retain, recruit, and train qualified personnel in regions in which we operate, including in new markets and growth areas we may enter; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators and risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain components, products, or services, including companies that may compete with us or work with our competitors; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, including information that may belong to our customers or other third parties, and with security vulnerabilities or lapses, including cyber-attacks, information technology system breaches, failures, or disruptions; risks that our products or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, including third-party hosting platforms, may contain defects, develop operational problems, or be vulnerable to cyber-attacks; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, and challenges associated with a significant portion of our cash being held overseas; risks associated with political factors related to our business or operations, including reputational risks associated with our security solutions and our ability to maintain security clearances where required, as well as risks associated with a significant amount of our business coming from domestic and foreign government customers; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate, including, among others, with respect to trade compliance, anti-corruption, information security, data privacy and protection, tax, labor, government contracts, relating to our own operations as well as to the use of our solutions by our customers; challenges associated with selling sophisticated solutions, including with respect to assisting customers in understanding and realizing the benefits of our solutions, and developing, offering, implementing, and maintaining a broad and sophisticated solution portfolio; challenges associated with pursuing larger sales opportunities, including with respect to longer sales cycles, transaction reductions, deferrals, or cancellations during the sales cycle, risk of customer concentration; challenges associated with our ability to accurately forecast when a sales opportunity will convert to an order, or to accurately forecast revenue and expenses, including as a result of our Customer Engagement segment cloud transition and our Cyber Intelligence segment software model transition, and increased volatility of our operating results from period to period; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property, claim infringement on their intellectual property rights, or claim a violation of their license rights, including relative to free or open source components we may use; risks that our customers delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of the successor to CTI's business operations, Mavenir, Inc., being unwilling or unable to provide us with certain indemnities to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, internal controls, and personnel, and our ability to successfully implement and maintain enhancements to the foregoing, for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits; risks associated with market volatility in the prices of our common stock and convertible notes based on our performance, third-party publications or speculation, or other factors and risks associated with actions of activist stockholders; risks associated with the planned issuance of preferred stock to Apax Partners, including with respect to Apax's significant ownership position and potential that their interests will not be aligned with those of our common stockholders; and risks associated with the planned spin-off of our Cyber Intelligence business, including the possibility that the spin-off transaction may not be completed in the expected timeframe or at all, that it does not achieve the benefits anticipated, or that it negatively impacts our operations or stock price. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2019, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2019, when filed, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, THE CUSTOMER ENGAGEMENT COMPANY, CUSTOMER ENGAGEMENT SOLUTIONS, CYBER INTELLIGENCE SOLUTIONS, GI2, FIRSTMILE, OMNIX, WEBINT, LUMINAR, RELIANT, VANTAGE, STAR-GATE, TERROGENCE, SENSECY, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries.  Verint and other parties may also have trademark rights in other terms used herein.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2019	2018	2019	2018
Revenue:
Product	$116,331	$111,670	$330,538	$327,576
Service and support	208,536	192,313	633,893	571,941
Total revenue	324,867	303,983	964,431	899,517
Cost of revenue:
Product	30,533	33,124	88,077	100,917
Service and support	76,771	72,182	237,562	218,842
Amortization of acquired technology	5,968	5,933	18,262	18,879
Total cost of revenue	113,272	111,239	343,901	338,638
Gross profit	211,595	192,744	620,530	560,879
Operating expenses:
Research and development, net	57,694	51,587	173,548	155,993
Selling, general and administrative	116,306	99,902	364,292	311,482
Amortization of other acquired intangible assets	7,778	7,585	23,130	22,721
Total operating expenses	181,778	159,074	560,970	490,196
Operating income	29,817	33,670	59,560	70,683
Other income (expense), net:
Interest income	1,404	1,319	4,517	3,246
Interest expense	(10,102)	(8,686)	(30,143)	(27,670)
Other income (expense), net	1,082	(489)	1,201	(2,194)
Total other expense, net	(7,616)	(7,856)	(24,425)	(26,618)
Income before provision for income taxes	22,201	25,814	35,135	44,065
Provision for income taxes	9,218	5,601	6,120	2,153
Net income	12,983	20,213	29,015	41,912
Net income attributable to noncontrolling interests	1,302	1,293	5,200	3,227
Net income attributable to Verint Systems Inc.	$11,681	$18,920	$23,815	$38,685

Net income per common share attributable to Verint Systems Inc.:
Basic	$0.17	$0.29	$0.36	$0.60
Diluted	$0.17	$0.29	$0.35	$0.59

Weighted-average common shares outstanding:
Basic	66,799	65,122	66,181	64,690
Diluted	67,442	66,200	67,452	65,885

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures by Segment
(Unaudited)

	Three Months Ended October 31,
	2019			2018
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
REVENUE
Total GAAP revenue	$217,936	$106,931	$324,867	$197,467	$106,516	$303,983
Revenue adjustments	6,213	—	6,213	3,981	24	4,005
Total non-GAAP revenue	$224,149	$106,931	$331,080	$201,448	$106,540	$307,988

ESTIMATED GROSS PROFIT AND GROSS MARGIN
Segment products costs	$8,422	$20,093	$28,515	$9,132	$22,912	$32,044
Segment service expenses	56,507	16,526	73,033	51,025	17,279	68,304
Amortization of acquired technology	5,605	363	5,968	4,573	1,360	5,933
Stock-based compensation expenses (1)	1,363	403	1,766	1,106	261	1,367
Shared support expenses allocation (3)	2,601	1,389	3,990	2,354	1,237	3,591
Total GAAP estimated fully allocated cost of revenue	74,498	38,774	113,272	68,190	43,049	111,239
GAAP estimated fully allocated gross profit	$143,438	$68,157	$211,595	$129,277	$63,467	$192,744
GAAP estimated fully allocated gross margin	65.8%	63.7%	65.1%	65.5%	59.6%	63.4%
Revenue adjustments	6,213	—	6,213	3,981	24	4,005
Amortization of acquired technology	5,605	363	5,968	4,573	1,360	5,933
Stock-based compensation expenses (1)	1,363	403	1,766	1,106	261	1,367
Acquisition expenses, net (4)	30	16	46	7	3	10
Restructuring expenses (4)	428	229	657	38	19	57
Non-GAAP estimated fully allocated gross profit	$157,077	$69,168	$226,245	$138,982	$65,134	$204,116
Non-GAAP estimated fully allocated gross margin	70.1%	64.7%	68.3%	69.0%	61.1%	66.3%

ESTIMATED RESEARCH AND DEVELOPMENT, NET
Segment expenses	$25,134	$22,818	$47,952	$24,189	$18,891	$43,080
Stock-based compensation expenses (2)	1,948	1,040	2,988	1,802	944	2,746
Shared support expenses allocation (3)	4,404	2,350	6,754	3,779	1,982	5,761
GAAP estimated fully allocated research and development, net	31,486	26,208	57,694	29,770	21,817	51,587
As a percentage of GAAP revenue	14.4%	24.5%	17.8%	15.1%	20.5%	17.0%
Stock-based compensation expenses (2)	(1,948)	(1,040)	(2,988)	(1,802)	(944)	(2,746)
Acquisition expenses, net (4)	(79)	(42)	(121)	—	—	—
Restructuring expenses (4)	(204)	(109)	(313)	(163)	(85)	(248)
Non-GAAP estimated fully allocated research and development, net	$29,255	$25,017	$54,272	$27,805	$20,788	$48,593

	Three Months Ended October 31,
	2019			2018
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
As a percentage of non-GAAP revenue	13.1%	23.4%	16.4%	13.8%	19.5%	15.8%

ESTIMATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Segment expenses	$44,155	$20,484	$64,639	$38,338	$18,694	$57,032
Stock-based compensation expenses (2)	9,001	4,804	13,805	8,188	4,294	12,482
Shared support expenses allocation (3)	24,686	13,176	37,862	19,935	10,453	30,388
GAAP estimated fully allocated selling, general and administrative expenses	77,842	38,464	116,306	66,461	33,441	99,902
As a percentage of GAAP revenue	35.7%	36.0%	35.8%	33.7%	31.4%	32.9%
Stock-based compensation expenses (2)	(9,001)	(4,804)	(13,805)	(8,188)	(4,294)	(12,482)
Acquisition expenses, net (4)	(1,326)	(707)	(2,033)	(1,233)	(646)	(1,879)
Restructuring expenses (4)	(718)	(383)	(1,101)	(470)	(247)	(717)
Other adjustments (4)	(1,193)	(637)	(1,830)	983	515	1,498
Non-GAAP estimated fully allocated selling, general and administrative expenses	$65,604	$31,933	$97,537	$57,553	$28,769	$86,322
As a percentage of non-GAAP revenue	29.3%	29.9%	29.5%	28.6%	27.0%	28.0%

OPERATING INCOME, OPERATING MARGIN, AND ADJUSTED EBITDA
GAAP estimated fully allocated operating income	$26,459	$3,358	$29,817	$25,590	$8,080	$33,670
GAAP estimated fully allocated operating margin	12.1%	3.1%	9.2%	13.0%	7.6%	11.1%
Revenue adjustments	6,213	—	6,213	3,981	24	4,005
Amortization of acquired technology	5,605	363	5,968	4,573	1,360	5,933
Amortization of other acquired intangible assets	7,651	127	7,778	7,456	129	7,585
Stock-based compensation expenses (2)	12,312	6,247	18,559	11,096	5,499	16,595
Acquisition expenses, net (4)	1,435	765	2,200	1,240	649	1,889
Restructuring expenses (4)	1,350	721	2,071	671	351	1,022
Other adjustments (4)	1,193	637	1,830	(983)	(515)	(1,498)
Non-GAAP estimated fully allocated operating income	62,218	12,218	74,436	53,624	15,577	69,201
Depreciation and amortization (5)	5,655	3,019	8,674	4,660	2,444	7,104
Estimated fully allocated adjusted EBITDA	$67,873	$15,237	$83,110	$58,284	$18,021	$76,305
Non-GAAP estimated fully allocated operating margin	27.8%	11.4%	22.5%	26.6%	14.6%	22.5%
Estimated fully allocated adjusted EBITDA margin	30.3%	14.2%	25.1%	28.9%	16.9%	24.8%

	Nine Months Ended October 31,
	2019			2018
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
REVENUE
Total GAAP revenue	$636,467	$327,964	$964,431	$584,730	$314,787	$899,517
Revenue adjustments	21,973	151	22,124	8,826	93	8,919
Total non-GAAP revenue	$658,440	$328,115	$986,555	$593,556	$314,880	$908,436

ESTIMATED GROSS PROFIT AND GROSS MARGIN
Segment products costs	$25,745	$56,597	$82,342	$26,454	$71,297	$97,751
Segment service expenses	172,178	54,126	226,304	156,229	51,936	208,165
Amortization of acquired technology	16,217	2,045	18,262	12,942	5,937	18,879
Stock-based compensation expenses (1)	4,017	1,187	5,204	3,364	794	4,158
Shared support expenses allocation (3)	7,687	4,102	11,789	6,353	3,332	9,685
Total GAAP estimated fully allocated cost of revenue	225,844	118,057	343,901	205,342	133,296	338,638
GAAP estimated fully allocated gross profit	$410,623	$209,907	$620,530	$379,388	$181,491	$560,879
GAAP estimated fully allocated gross margin	64.5%	64.0%	64.3%	64.9%	57.7%	62.4%
Revenue adjustments	21,973	151	22,124	8,826	93	8,919
Amortization of acquired technology	16,217	2,045	18,262	12,942	5,937	18,879
Stock-based compensation expenses (1)	4,017	1,187	5,204	3,364	794	4,158
Acquisition expenses, net (4)	43	23	66	(7)	(4)	(11)
Restructuring expenses (4)	1,409	752	2,161	746	391	1,137
Non-GAAP estimated fully allocated gross profit	$454,282	$214,065	$668,347	$405,259	$188,702	$593,961
Non-GAAP estimated fully allocated gross margin	69.0%	65.2%	67.7%	68.3%	59.9%	65.4%

ESTIMATED RESEARCH AND DEVELOPMENT, NET
Segment expenses	$78,454	$67,156	$145,610	$70,886	$59,808	$130,694
Stock-based compensation expenses (2)	5,819	3,106	8,925	4,785	2,509	7,294
Shared support expenses allocation (3)	12,396	6,617	19,013	11,811	6,194	18,005
GAAP estimated fully allocated research and development, net	96,669	76,879	173,548	87,482	68,511	155,993
As a percentage of GAAP revenue	15.2%	23.4%	18.0%	15.0%	21.8%	17.3%
Stock-based compensation expenses (2)	(5,819)	(3,106)	(8,925)	(4,785)	(2,509)	(7,294)
Acquisition expenses, net (4)	(344)	(184)	(528)	(3)	(2)	(5)
Restructuring expenses (4)	(583)	(311)	(894)	(235)	(123)	(358)

	Nine Months Ended October 31,
	2019			2018
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
Non-GAAP estimated fully allocated research and development, net	$89,923	$73,278	$163,201	$82,459	$65,877	$148,336
As a percentage of non-GAAP revenue	13.7%	22.3%	16.5%	13.9%	20.9%	16.3%

ESTIMATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Segment expenses	$138,429	$66,450	$204,879	$117,335	$58,185	$175,520
Stock-based compensation expenses (2)	27,439	14,645	42,084	25,621	13,436	39,057
Shared support expenses allocation (3)	76,499	40,830	117,329	63,570	33,335	96,905
GAAP estimated fully allocated selling, general and administrative expenses	242,367	121,925	364,292	206,526	104,956	311,482
As a percentage of GAAP revenue	38.1%	37.2%	37.8%	35.3%	33.3%	34.6%
Stock-based compensation expenses (2)	(27,439)	(14,645)	(42,084)	(25,621)	(13,436)	(39,057)
Acquisition expenses, net (4)	(5,205)	(2,778)	(7,983)	(2,809)	(1,473)	(4,282)
Restructuring expenses (4)	(1,364)	(728)	(2,092)	(1,000)	(524)	(1,524)
Other adjustments (4)	(6,272)	(3,348)	(9,620)	182	96	278
Non-GAAP estimated fully allocated selling, general and administrative expenses	$202,087	$100,426	$302,513	$177,278	$89,619	$266,897
As a percentage of non-GAAP revenue	30.7%	30.6%	30.7%	29.9%	28.5%	29.4%

OPERATING INCOME, OPERATING MARGIN, AND ADJUSTED EBITDA
GAAP estimated fully allocated operating income	$48,839	$10,721	$59,560	$63,101	$7,582	$70,683
GAAP estimated fully allocated operating margin	7.7%	3.3%	6.2%	10.8%	2.4%	7.9%
Revenue adjustments	21,973	151	22,124	8,826	93	8,919
Amortization of acquired technology	16,217	2,045	18,262	12,942	5,937	18,879
Amortization of other acquired intangible assets	22,748	382	23,130	22,279	442	22,721
Stock-based compensation expenses (2)	37,275	18,938	56,213	33,770	16,739	50,509
Acquisition expenses, net (4)	5,592	2,985	8,577	2,805	1,471	4,276
Restructuring expenses (4)	3,356	1,791	5,147	1,981	1,038	3,019
Other adjustments (4)	6,272	3,348	9,620	(182)	(96)	(278)
Non-GAAP estimated fully allocated operating income	162,272	40,361	202,633	145,522	33,206	178,728
Depreciation and amortization (5)	15,934	8,505	24,439	14,847	7,786	22,633

	Nine Months Ended October 31,
	2019			2018
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
Estimated fully allocated adjusted EBITDA	$178,206	$48,866	$227,072	$160,369	$40,992	$201,361
Non-GAAP estimated fully allocated operating margin	24.6%	12.3%	20.5%	24.5%	10.5%	19.7%
Estimated fully allocated adjusted EBITDA margin	27.1%	14.9%	23.0%	27.0%	13.0%	22.2%

(1) Represents the stock-based compensation expenses applicable to cost of revenue, allocated proportionally based upon our year ended January 31, 2019 and 2018, respectively, annual operations and service expense wages for each segment, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

(2) Represents the stock-based compensation expenses applicable to research and development, net and selling, general and administrative, allocated proportionally based upon our non-GAAP segment revenue for the year ended January 31, 2019 and 2018, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

(3) Represents our shared support expenses (as disclosed in footnote 16 to our October 31, 2019 Form 10-Q, when filed), allocated proportionally based upon our non-GAAP segment revenue for the year ended January 31, 2019 and 2018, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

(4) Represents the portion of our acquisition expenses, net and restructuring expenses applicable to cost of revenue, allocated proportionally based upon our year ended January 31, 2019 and 2018, respectively, annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

(5) Represents certain depreciation and amortization expenses, which are otherwise included in our non-GAAP operating income, allocated proportionally based upon our non-GAAP segment revenue for the year ended January 31, 2019 and 2018, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative adjusted EBITDA of our two businesses.

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2019	2018	2019	2018
Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(7,616)	$(7,856)	$(24,425)	$(26,618)
Unrealized losses on derivatives, net	167	366	1,485	239
Amortization of convertible note discount	3,143	2,981	9,306	8,829
Acquisition expenses, net	(11)	(15)	(68)	316
Non-GAAP other expense, net(1)	$(4,317)	$(4,524)	$(13,702)	$(17,234)

Table of Reconciliation from GAAP Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for income taxes	$9,218	$5,601	$6,120	$2,153
GAAP effective income tax rate	41.5%	21.7%	17.4%	4.9%
Non-GAAP tax adjustments	(3,467)	1,415	9,996	15,134
Non-GAAP provision for income taxes	$5,751	$7,016	$16,116	$17,287
Non-GAAP effective income tax rate	8.2%	10.8%	8.5%	10.7%

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income attributable to Verint Systems Inc.	$11,681	$18,920	$23,815	$38,685
Revenue adjustments	6,213	4,005	22,124	8,919
Amortization of acquired technology	5,968	5,933	18,262	18,879
Amortization of other acquired intangible assets	7,778	7,585	23,130	22,721
Stock-based compensation expenses	18,559	16,595	56,213	50,509
Unrealized losses on derivatives, net	167	366	1,485	239
Amortization of convertible note discount	3,143	2,981	9,306	8,829
Acquisition expenses, net	2,188	1,874	8,507	4,592
Restructuring expenses	2,074	1,022	5,150	3,019
Other adjustments	1,829	(1,498)	9,620	(278)
Non-GAAP tax adjustments	3,467	(1,415)	(9,996)	(15,134)
Total GAAP net income adjustments	51,386	37,448	143,801	102,295
Non-GAAP net income attributable to Verint Systems Inc.	$63,067	$56,368	$167,616	$140,980

Table Comparing GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.17	$0.29	$0.35	$0.59
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.94	$0.85	$2.48	$2.14

GAAP weighted-average shares used in computing diluted net income per common share attributable to Verint Systems Inc.	67,442	66,200	67,452	65,885
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	—	—	—	—
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.	67,442	66,200	67,452	65,885

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2019	2018	2019	2018
Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Adjusted EBITDA

GAAP net income attributable to Verint Systems Inc.	$11,681	$18,920	$23,815	$38,685
As a percentage of GAAP revenue	3.6%	6.2%	2.5%	4.3%
Net income attributable to noncontrolling interest	1,302	1,293	5,200	3,227
Provision for income taxes	9,218	5,601	6,120	2,153
Other expense, net	7,616	7,856	24,425	26,618
Depreciation and amortization(2)	22,422	20,623	65,832	64,235
Revenue adjustments	6,213	4,005	22,124	8,919
Stock-based compensation expenses	18,559	16,595	56,213	50,509
Acquisition expenses, net	2,201	1,889	8,577	4,276
Restructuring expenses	2,069	1,021	5,146	3,017
Other adjustments	1,829	(1,498)	9,620	(278)
Adjusted EBITDA	$83,110	$76,305	$227,072	$201,361
As a percentage of non-GAAP revenue	25.1%	24.8%	23.0%	22.2%

Table of Reconciliation from Gross Debt to Net Debt			October 31, 2019	January 31, 2019

Current maturities of long-term debt			$4,250	$4,343
Long-term debt			785,170	777,785
Unamortized debt discounts and issuance costs			26,018	36,589
Gross debt			815,438	818,717
Less:
Cash and cash equivalents			412,838	369,975
Restricted cash and cash equivalents, and restricted bank time deposits			24,185	42,262
Short-term investments			13,973	32,329
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments			364,442	374,151
Long-term restricted cash, cash equivalents, time deposits and investments			28,413	23,193
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments			$336,029	$350,958

(1) For the three months ended October 31, 2019, non-GAAP other expense, net of $4.3 million was comprised of $5.7 million of interest and other expense, net of $1.4 million of foreign exchange gains primarily related to balance sheet translations.

(2) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Customer Engagement Revenue and Cloud Metrics
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2019	2018	2019	2018
Table of Reconciliation from GAAP Software (includes cloud and support) and Professional Services Revenue to Non-GAAP Software (includes cloud and support) and Professional Services Revenue

Software (includes cloud and support) revenue - GAAP	$185,105	$161,401	$533,424	$481,260
Perpetual revenue - GAAP	43,727	44,458	139,356	138,728
Cloud revenue - GAAP	61,429	37,656	156,327	107,119
Support revenue - GAAP	79,949	79,287	237,741	235,413
Professional services revenue - GAAP	$32,831	$36,066	$103,043	$103,470
Total revenue - GAAP	$217,936	$197,467	$636,467	$584,730

Estimated software (includes cloud and support) revenue adjustments	6,213	3,981	21,973	8,826
Estimated perpetual revenue adjustments	—	—	—	—
Estimated cloud revenue adjustments	6,147	3,972	21,709	8,545
Estimated support revenue adjustments	66	9	264	281
Estimated professional services revenue adjustments	—	—	—	—
Total estimated revenue adjustments	6,213	3,981	21,973	8,826

Software (includes cloud and support) revenue - non-GAAP	$191,318	$165,382	$555,397	$490,086
Perpetual revenue - non-GAAP	43,727	44,458	139,356	138,728
Cloud revenue - non-GAAP	67,576	41,628	178,036	115,664
Support revenue - non-GAAP	80,015	79,296	238,005	235,694
Professional services revenue - non-GAAP	$32,831	$36,066	$103,043	$103,470
Total revenue - non-GAAP	$224,149	$201,448	$658,440	$593,556

Table of Reconciliation from GAAP Cloud Revenue to Non-GAAP Cloud Revenue

SaaS revenue - GAAP	$47,207	$27,549	$114,312	$78,351
Bundled SaaS revenue - GAAP	30,106	19,799	84,519	61,347
Unbundled SaaS revenue - GAAP	17,101	7,750	29,793	17,004
Optional managed services revenue - GAAP	14,222	10,107	42,015	28,768
Cloud revenue - GAAP	$61,429	$37,656	$156,327	$107,119

Estimated SaaS revenue adjustments	5,701	3,421	20,197	6,886
Estimated bundled SaaS revenue adjustments	5,659	2,796	19,275	4,576
Estimated unbundled SaaS revenue adjustments	42	625	922	2,310
Estimated optional managed services revenue adjustments	446	551	1,512	1,659
Estimated cloud revenue adjustments	6,147	3,972	21,709	8,545

SaaS revenue - non-GAAP	52,908	30,970	134,509	85,237
Bundled SaaS revenue - non-GAAP	35,765	22,595	103,794	65,923
Unbundled SaaS revenue - non-GAAP	17,143	8,375	30,715	19,314
Optional managed services revenue - non-GAAP	14,668	10,658	43,527	30,427
Cloud revenue - non-GAAP	$67,576	$41,628	$178,036	$115,664

Table of New SaaS ACV
New SaaS ACV	$15,605	$6,755	$33,925	$17,411
New SaaS ACV Growth YoY	131.0%	n/a	94.8%	n/a

Table of New Perpetual License Equivalent Bookings
New perpetual license equivalent	$69,856	$58,632	$199,235	$175,133
New perpetual license equivalent growth YoY	19.1%	n/a	13.8%	n/a

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Cyber Intelligence Revenue Metrics
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2019	2018	2019	2018
Recurring revenue - GAAP	$47,498	$40,349	$140,486	$119,238
Nonrecurring revenue - GAAP	59,433	66,167	187,478	195,549
Total revenue - GAAP	$106,931	$106,516	$327,964	$314,787

Estimated recurring revenue adjustments	—	24	151	93
Estimated nonrecurring revenue adjustments	—	—	—	—
Total estimated revenue adjustments	—	24	151	93

Recurring revenue - non-GAAP	47,498	40,373	140,637	119,331
Nonrecurring revenue - non-GAAP	59,433	66,167	187,478	195,549
Total revenue - non-GAAP	$106,931	$106,540	$328,115	$314,880

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Segment and Shared Support Metrics
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2019	2018	2019	2018
Segment expenses - GAAP (1)	$238,218	$222,328	$732,028	$682,181
Shared support expenses - GAAP (2)	56,832	47,985	172,843	146,653
Total expenses - GAAP	295,050	270,313	904,871	828,834

Estimated segment expense adjustments	(26,926)	(23,126)	(81,728)	(73,863)
Estimated shared support expense adjustments	(11,482)	(8,400)	(39,223)	(25,263)
Total estimated expense adjustments	(38,408)	(31,526)	(120,951)	(99,126)

Segment expenses - non-GAAP (1)	211,292	199,202	650,300	608,318
Shared support expenses - non-GAAP (2)	45,350	39,585	133,620	121,390
Total expenses - non-GAAP	$256,642	$238,787	$783,920	$729,708

(1) Segment expenses include expenses incurred directly by our two segments.

(2) Shared support expenses include certain operating expenses that are provided by shared resources or are otherwise generally not controlled by segment management. The majority of which are for administrative support functions, such as information technology, human resources, finance, legal, and other general corporate support, and for occupancy expenses.

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue		Non-GAAP Revenue
(in thousands, except percentages)	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Total Revenue
Revenue for the three and nine months ended October 31, 2018	$303,983	$899,517	$307,988	$908,436
Revenue for the three and nine months ended October 31, 2019	$324,867	$964,431	$331,080	$986,555
Revenue for the three and nine months ended October 31, 2019 at constant currency(1)	$328,000	$977,000	$334,000	$998,000
Reported period-over-period revenue growth	6.9%	7.2%	7.5%	8.6%
% impact from change in foreign currency exchange rates	1.0%	1.4%	0.9%	1.3%
Constant currency period-over-period revenue growth	7.9%	8.6%	8.4%	9.9%

Customer Engagement
Revenue for the three and nine months ended October 31, 2018	$197,467	$584,730	$201,448	$593,556
Revenue for the three and nine months ended October 31, 2019	$217,936	$636,467	$224,149	$658,440
Revenue for the three and nine months ended October 31, 2019 at constant currency(1)	$220,000	$645,000	$226,000	$666,000
Reported period-over-period revenue growth	10.4%	8.8%	11.3%	10.9%
% impact from change in foreign currency exchange rates	1.0%	1.5%	0.9%	1.3%
Constant currency period-over-period revenue growth	11.4%	10.3%	12.2%	12.2%

Cyber Intelligence
Revenue for the three and nine months ended October 31, 2018	$106,516	$314,787	$106,540	$314,880
Revenue for the three and nine months ended October 31, 2019	$106,931	$327,964	$106,931	$328,115
Revenue for the three and nine months ended October 31, 2019 at constant currency(1)	$108,000	$332,000	$108,000	$332,000
Reported period-over-period revenue growth	0.4%	4.2%	0.4%	4.2%
% impact from change in foreign currency exchange rates	1.0%	1.3%	1.0%	1.2%
Constant currency period-over-period revenue growth	1.4%	5.5%	1.4%	5.4%

(1) Revenue for the three and nine months ended October 31, 2019 at constant currency is calculated by translating current-period GAAP or non-GAAP foreign currency revenue (as applicable) into U.S. dollars using average foreign currency exchange rates for the three and nine months ended October 31, 2018 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 8
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	October 31,	January 31,
(in thousands, except share and per share data)	2019	2019
Assets
Current Assets:
Cash and cash equivalents	$412,838	$369,975
Restricted cash and cash equivalents, and restricted bank time deposits	24,185	42,262
Short-term investments	13,973	32,329
Accounts receivable, net of allowance for doubtful accounts of $5.7 million and $3.8 million, respectively	346,741	375,663
Contract assets	65,611	63,389
Inventories	24,001	24,952
Prepaid expenses and other current assets	96,732	97,776
Total current assets	984,081	1,006,346
Property and equipment, net	109,698	100,134
Operating lease right-of-use assets	105,367	—
Goodwill	1,448,726	1,417,481
Intangible assets, net	205,307	225,183
Other assets	129,268	117,883
Total assets	$2,982,447	$2,867,027

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$66,144	$71,621
Accrued expenses and other current liabilities	223,329	212,824
Contract liabilities	339,232	377,376
Total current liabilities	628,705	661,821
Long-term debt	785,170	777,785
Long-term contract liabilities	40,445	30,094
Operating lease liabilities	94,163	—
Other liabilities	99,374	136,523
Total liabilities	1,647,857	1,606,223
Commitments and Contingencies
Stockholders' Equity:
Preferred stock - $0.001 par value; authorized 2,207,000 shares at October 31, 2019 and January 31, 2019, respectively; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 68,497,000 and 66,998,000 shares; outstanding 66,824,000 and 65,333,000 shares at October 31, 2019 and January 31, 2019, respectively.	68	67
Additional paid-in capital	1,645,279	1,586,266
Treasury stock, at cost - 1,673,000 and 1,665,000 shares at October 31, 2019 and January 31, 2019, respectively.	(58,072)	(57,598)
Accumulated deficit	(110,459)	(134,274)
Accumulated other comprehensive loss	(158,002)	(145,225)
Total Verint Systems Inc. stockholders' equity	1,318,814	1,249,236
Noncontrolling interests	15,776	11,568
Total stockholders' equity	1,334,590	1,260,804
Total liabilities and stockholders' equity	$2,982,447	$2,867,027

Table 9
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended October 31,
(in thousands)	2019	2018
Cash flows from operating activities:
Net income	$29,015	$41,912
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,880	66,231
Stock-based compensation, excluding cash-settled awards	56,164	50,509
Amortization of discount on convertible notes	9,306	8,829
Non-cash gains on derivative financial instruments, net	(460)	(3,760)
Other non-cash items, net	3,894	(1,972)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	26,791	35,879
Contract assets	(2,175)	(999)
Inventories	(605)	(4,404)
Prepaid expenses and other assets	(109)	(6,259)
Accounts payable and accrued expenses	(10,161)	(17,841)
Contract liabilities	(29,598)	(29,940)
Other, net	(13,472)	(6,535)
Net cash provided by operating activities	136,470	131,650

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(51,481)	(27,370)
Purchases of property and equipment	(28,388)	(22,933)
Purchases of investments	(31,760)	(53,868)
Maturities and sales of investments	49,994	10,620
Cash paid for capitalized software development costs	(12,431)	(4,767)
Change in restricted bank time deposits, and other investing activities, net	4,755	(21,128)
Net cash used in investing activities	(69,311)	(119,446)

Cash flows from financing activities:
Repayments of borrowings and other financing obligations	(4,671)	(4,317)
Payments of debt-related costs	(212)	(206)
Purchases of treasury stock	(474)	(173)
Dividends or distributions paid to noncontrolling interests	(949)	(760)
Payments of deferred purchase price and contingent consideration for business combinations (financing portion)	(27,975)	(10,681)
Other financing activities, net	—	(429)
Net cash used in financing activities	(34,281)	(16,566)
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	(1,251)	(3,864)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	31,627	(8,226)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	412,699	398,210
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$444,326	$389,984

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period to the condensed consolidated balance sheets:
Cash and cash equivalents	$412,838	$353,422
Restricted cash and cash equivalents included in restricted cash and cash equivalents, and restricted bank time deposits	23,778	32,212
Restricted cash and cash equivalents included in other assets	7,710	4,350
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$444,326	$389,984

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures and Operating Metrics

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP software (includes cloud and support), non-GAAP professional services, non-GAAP recurring revenue, non-GAAP nonrecurring revenue, non-GAAP cloud revenue, non-GAAP SaaS revenue, non-GAAP optional managed services revenue, estimated fully allocated cost of revenue, estimated GAAP and non-GAAP fully allocated gross profit and gross margins, estimated GAAP and non-GAAP fully allocated research and development, net, estimated GAAP and non-GAAP fully allocated selling, general and administrative expenses, estimated GAAP and non-GAAP fully allocated operating income and operating margins, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., estimated fully allocated adjusted EBITDA and adjusted EBITDA margins, net debt, non-GAAP segment expenses, non-GAAP shared support expenses and constant currency measures. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:

•
facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,

•	facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and

•	allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to cloud services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies.  We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt.

Acquisition expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring or acquisition activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, including $7.8 million of fees and expenses related to a shareholder proxy contest that was settled during three months ended July 31, 2019, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2020 is currently approximately 9%, and was 11% for the year ended January 31, 2019. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Customer Engagement Revenue Metrics and Operating Metrics

Software (includes cloud and support) includes, software licenses, appliances, SaaS and optional managed services.

Cloud revenue, on both a GAAP and non-GAAP basis, primarily consists of SaaS and optional managed services.

SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS that we account for as term licenses where managed services are purchased separately.

Optional Managed Services is recurring services that are intended to improve our customers operations and reduce expenses.

New SaaS Annual Contract Value (ACV) includes the annualized contract value of all new SaaS contracts received within the period; in cases where SaaS is offered to partners through usage-based contracts, we include the incremental value of usage contracts over a rolling four quarters.

New Perpetual License Equivalent Bookings are used to normalize between perpetual and SaaS bookings and measure overall software growth. We calculate new perpetual license equivalent bookings by multiplying New SaaS ACV bookings (excluding bookings from maintenance conversions) by a conversion factor of 2.0 and adding that amount to perpetual license bookings. The conversion factor of 2.0 is an estimate that is derived from an analysis of our historical bookings and may change over time. Management uses perpetual license equivalent bookings to understand our performance, including our software growth and SaaS/perpetual license mix. This metric should not be viewed in isolation from other operating metrics that we make available to investors.

Cyber Intelligence Recurring and Nonrecurring Revenue Metrics

Recurring revenue, on both a GAAP and non-GAAP basis, primarily consists of initial and renewal support, subscription software licenses, and SaaS in certain limited transactions.

Nonrecurring revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses, long-term projects including software customizations that are recognized over time using a percentage of completion (“POC”) method, consulting, implementation and installation services, training, and hardware.

We believe that recurring and nonrecurring revenue provide investors with useful insight into the nature and sustainability of our revenue streams. The recurrence of these revenue streams in future periods depends on a number of factors including contractual periods and customers' renewal decisions. Please see “Revenue adjustments” above for an explanation for why we present these revenue numbers on both a GAAP and non-GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.